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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 23, 2000


                              Greater Bay Bancorp
             (Exact name of registrant as specified in its charter)



          California                                     77-0387041
(State or other jurisdiction of                       (I.R.S. employer
incorporation or organization)                     identification number)

                        Commission file number:  0-25034


                            2860 West Bayshore Road
                          Palo Alto, California 94303
             (Address of principal executive offices and zip code)


      Registrant's telephone number, including area code: (650) 813-8200

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Item 5.  Other Events.

     (a) On March 23, 2000 (the "Closing Date"), Greater Bay Bancorp (the "Registrant") consummated the sale of 324,324 shares (the "Shares") of the Registrant's common stock, no par value, in a private offering pursuant to a Securities Purchase Agreement, dated as of March 22, 2000, between the Registrant and certain investors identified therein (the "Investors"). The Registrant sold the Shares for a purchase price of $37.00 per share, or an aggregate amount of $12,000,000. In addition, the Registrant entered into a Registration Rights Agreement, dated as of March 23, 2000, with the Investors pursuant to which the Registrant has agreed to file, within 30 business days of the Closing Date, a registration statement with the Securities and Exchange Commission registering the Shares under the Securities Act of 1933, as amended.

     (b) On March 23, 2000, the Registrant completed the issuance of $9,500,000 in Fixed Rate Capital Pass-Through Securities (liquidation amount $1,000 per security) (the "Trust Preferred Securities") through the company's trust subsidiary GBB Capital III, to a qualified institutional buyer. The Trust Preferred Securities bear a 10 7/8% fixed rate of interest payable semi-annually. GBB Capital III used the proceeds from the sale of the trust preferred securities to purchase junior subordinated deferrable interest debentures of Greater Bay Bancorp. Greater Bay Bancorp intends to invest a portion of the net proceeds in one or more of its subsidiary banks to increase their capital levels and intends to use the remaining net proceeds for general corporate purposes. Under applicable regulatory guidelines, Greater Bay Bancorp expects that a certain portion of the Trust Preferred Securities will qualify as Tier I Capital, and the remaining portion will qualify as Tier II Capital.

Item 7.  Financial Statements and Exhibits.

Exhibits
--------

4.1 Securities Purchase Agreement, dated as of March 22, 2000, between the Registrant and the Investors

4.2 Registration Rights Agreement, dated as of March 23, 2000, between the Registrant and the Investors

99.1 Press Release dated March 23, 2000 re completion of the offerings

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Greater Bay Bancorp
                                      (Registrant)



Dated: March 24, 2000                 By: /s/ Linda M. Iannone
                                          --------------------
                                          Linda M. Iannone
                                          Senior Vice President and General
                                          Counsel

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                                 Exhibit Index
                                 -------------

4.1 Securities Purchase Agreement, dated as of March 22, 2000, between the Registrant and the Investors

4.2 Registration Rights Agreement, dated as of March 23, 2000, between the Registrant and the Investors

99.1 Press Release dated March 23, 2000 re completion of the offerings


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